                                                                    EXHIBIT 10.7


                                AMENDMENT NO. 4
                                     TO THE
              IRIDIUM(R) TERRESTRIAL NETWORK DEVELOPMENT CONTRACT


         WHEREAS, Iridium Operating LLC (hereinafter called "Iridium") and Motorola, Inc. (hereinafter called "Motorola") have previously entered into that certain IRIDIUM Terrestrial Network Development Contract (hereinafter called the "TNDC") effective January 1, 1993, including Amendments Nos. 1, 2 and 3 thereto, respectively dated November 2, 1995, August 20, 1996, and June 20, 1997; and


         WHEREAS, Iridium and Motorola desire to further amend the terms and conditions of the TNDC in order to accommodate changes to the scope of work to be performed thereunder.


         NOW, THEREFORE, in consideration of the foregoing and pursuant to
ARTICLE 8, CHANGES of the TNDC, Iridium and Motorola agree to the following changes to the TNDC.

1. Amend Article 2, DESCRIPTION OF WORK, by adding the following new paragraphs:

         "M.     Motorola shall provide the Message Origination Controller
                 (MOC) Language Prompts as set forth in Section 15.0 of Exhibit A hereto.

         N.      Motorola shall provide Messaging Features as set forth in
                 Section 16.0 of Exhibit A hereto.

         O.      Motorola shall provide the GBS Browser as set forth in Section
                 17.0 of Exhibit A hereto.

         P. Motorola shall provide the Inter-Gateway Transit of Fax and Data Calls * as set forth in Section 18.0 of Exhibit A hereto.

         Q.      Motorola shall provide * Regional Service as set forth in
                 Section 19.0 of Exhibit A hereto.

         R. Motorola shall provide Aeronautical Services Support as set forth in Section 20.0 of Exhibit A hereto.


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


         S.      Motorola shall provide the IRIDIUM(R) Cellular Roaming Service
                 * as set forth in Section 21.0 of Exhibit A hereto.

         T.      Motorola shall provide the * Encryption as set forth in
                 Section 22.0 of Exhibit A hereto."


2. Amend Article 4, DELIVERY SCHEDULE, by adding the following new paragraph:

         "D. Motorola shall perform work required under Paragraphs M through T of ARTICLE 2, DESCRIPTION OF WORK, in accordance with the Milestones in Sections 15.0, 16.0, 17.0, 18.0, 19.0, 20.0, 21.0 and 22.0 of Exhibit A hereto."


3. Amend Article 5, PRICE, to provide pricing for the additional work set forth in Paragraphs M and N of Article 2, DESCRIPTION OF WORK by adding the following new paragraphs:

         "I.     Paragraph M - *

         J.      Paragraph N - *

         K.      Paragraph O - *

         L.      Paragraph P - *

         M.      Paragraph Q - *

         N.      Paragraph R - *

         O. Paragraph S - *, which amount includes * for the initial term of the IIU Extended Maintenance as provided in Article 10 of this Contract, and which corresponds to Section 21.0 of Exhibit A hereto.

         P.      Paragraph T - *"





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


4.       Amend Article 6, PAYMENT, by adding the following new paragraphs:

         "I. The amounts to be paid under Paragraphs I, J, L, M, N, O and P of ARTICLE 5, PRICE, shall be paid by Iridium to Motorola as follows:

                 1. Upon Motorola's completion of any of the milestones corresponding to Paragraphs I, J, L, M, N, O or P, Motorola shall provide notice to Iridium of such completion.

                 2.       Upon such notification, Iridium shall have twelve
                          (12) months from such milestone completion date to pay Motorola the full amount corresponding to such milestones plus interest on such amount at a rate of
                          * per annum beginning on the corresponding milestone completion date.

                 3.       *

5. Amend Article 10, WARRANTY, by deleting in its entirety the first sentence of Paragraph B.2 which reads:

         "b. Motorola also warrants that the Software licensed to Iridium pursuant to this Contract will be free from Service Affecting or Performance Affecting Software Defects during the one (1) year period immediately following Conditional Acceptance thereof as defined in Section 11.3 of Exhibit A hereto."

and replacing it with:

         "b. Motorola also warrants that the Software licensed to Iridium pursuant to this Contract will be free from Service Affecting or Performance Affecting Software Defects during the one (1) year period immediately following Conditional Acceptance thereof as defined in Sections 11.3 and 21.3.5 of Exhibit A hereto."

6. Amend Article 10, WARRANTY, by deleting in its entirety the first sentence of Paragraph C.1 which reads:

         "I. Motorola shall provide IIU Extended Maintenance (IIU-EM to Iridium beginning at Conditional Acceptance of the IIU as defined in Section 11.3 of Exhibit A hereto and ending on *."





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


and replacing it with:

         "I. Motorola shall provide IIU Extended Maintenance (IIU-EM to Iridium beginning at Conditional Acceptance of the IIU as defined in Sections 11.3 and 21.3.5 of Exhibit A hereto and ending on *."

7. Amend Article 10, WARRANTY, by deleting in its entirety the last sentence of Paragraph C.2 which reads:

                 "Within thirty (30) days following commencement of the extended term, and receipt of Motorola's invoice, Iridium shall pay Motorola * for the IIU-EM."

and replacing it with

                 "Within thirty (30) days following commencement of the extended term, and receipt of Motorola's invoice, Iridium shall pay Motorola * for the IIU-EM."

8. Amend Article 24, AUTHORIZED REPRESENTATIVES, by adding the names "Rickie D. Currens" and "Richard Henderson" to the listing of representatives for Motorola, and "Robert Call" to the listing of representatives for Iridium.

9. Delete Exhibit A, including Appendices A, B, and C thereto, in its entirety and substitute the attached new Exhibit A.

10. The TNDC, as amended by Amendments Nos. 1, 2 and 3, and this Amendment No. 4, constitutes the entire agreement between the parties, and except as specifically amended by the Amendments, all provisions of the TNDC remain in full force and effect.





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


                 IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 4 to the TNDC effective this 8th day of May, 1998.

IRIDIUM OPERATING LLC                                     MOTOROLA, INC.
/s/ E. F. STAIANO                                  /s/ RICKIE D. CURRENS
--------------------------                         -----------------------------

Typed                                              Typed
--------------------------                         ----------------------------

--------------------------                         -----------------------------





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





                                 THE IRIDIUM(R)
                    TERRESTRIAL NETWORK DEVELOPMENT CONTRACT


                                   EXHIBIT A

                               STATEMENT OF WORK


                                    FOREWORD

This document contains the scope of work to be performed by the Satellite Communications Division (SATCOM) of Motorola, Inc. (Motorola) located in Chandler, Arizona under the Terrestrial Network Development Contract with Iridium LLC located in Washington, D.C. The work in this document includes the non-recurring engineering design, development and test efforts associated with the IRIDIUM Gateway Equipment which will be sold by Motorola under separate contracts with Gateway Operators.





---------------

IRIDIUM is a registered trademark and service mark of Iridium LLC





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


         15.0    MESSAGE ORIGINATION CONTROLLER (MOC) LANGUAGE PROMPTS

15.1             OVERVIEW

         The design of the Message Origination Controller (MOC) has the capability of supporting message prompts in a total of * languages per each Gateway. * standard message prompt languages * shall be provided with the MOC as part of the standard MOC feature set. The MOC shall also support up to * additional message prompt languages as options per each Gateway. These * additional message prompt languages for each Gateway site can be chosen from the list of * languages that are identified below.

15.2             IMPLEMENTATION

         Motorola shall translate, record and edit the individual words and phrases for the MOC prompts in the * non-standard languages identified below. The MOC will concatenate these words and phrases to form the actual MOC prompts in the languages selected for each Gateway.

15.3             NON-STANDARD LANGUAGE LIST

         The non-standard languages available for the * additional message prompt languages for each Gateway site shall include:

          *



15.4             MILESTONES

         The work under this Section 15.0 shall be performed, and Iridium shall pay for such work, in accordance with the following Milestone:


                                                               SCHEDULED
     MS NO.              MILESTONE DESCRIPTION              COMPLETION DATE         PRICE
 15-1            Completion of the MOC Language          *                       *
                 Prompts (Previously Q-1)


         This milestone shall be deemed completed upon the issuance by Motorola to Iridium of a certification that (a) MOC Language Prompts are complete and





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


         accurate in the * standard languages and the * non-standard languages; and (b) the MOC Language Prompts are in a format suitable for installation in the Gateways.

15.5             SERVICE REQUIREMENTS, ASSUMPTIONS AND CONDITIONS PRECEDENT

         The following items are assumptions underlying the MOC Language Prompts features and conditions precedent to the availability and operation of the MOC Language Prompts features and the work to be performed by Motorola under this Section 15.0:

         1. The MOC Language Prompts will be installed into each Gateway MOC as part of Release * installation as part of the Gateway Equipment Purchase Agreements (GEPAs) for each Gateway.

15.6             LIMITATIONS, RESTRICTIONS AND PERFORMANCE EXCLUSIONS

         The following items are not included in Motorola's performance under this Section 15.0, or are not included as a feature or functionality of the MOC Language Prompts, or are limitations to the MOC Language
         Prompts:

         1. The scope of work to be performed under this Section excludes any effort to implement the translation, recording or installation of the MOC Language Prompts by the Gateway operators/owners. The scope of work under this Section also excludes any effort to translate, record and install any additional MOC Language Prompts not identified in Section 15.3.

16.0     MESSAGING FEATURES

16.1             OVERVIEW

         The Messaging Features for the System provide improved quality, marketability and performance of the IRIDIUM System Messaging Services. These specific enhancements consist of: improved (uniform) call treatments and increased number of Message Delivery Areas (MDAs) supported. These features shall consist of new Call Termination Treatments and *, as described in this Subsection 16.1.

16.1.1  CALL TERMINATION TREATMENT

         The following are general characteristics of the desired functionality.





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



         The default telephony behavior for the forwarding conditions, ISU Not Reachable, ISU Busy, and ISU No Answer, is to forward the call to the telephony subscriber's messaging service at the telephone subscriber's home gateway. Subscriber redirection of a forwarding condition supersedes the default behavior for that condition until the redirection is canceled. The messaging subscriber shall be responsible for selecting the receiving device (ISU or MTD or both). Only numeric messages and notifications are subject to this delivery option. Alphanumeric messages can only be delivered to the MTD. The receiving device is set at provisioning, and can be modified by the Service Provider via a provisioning interface, or during a Subscriber Service Session.

16.1.1.1  ENHANCED CALL COMPLETION (ECC)

         The telephony subscriber's messaging service provides an ECC feature with the following characteristics:

         1) personal greeting recorded by the subscriber, or a standard greeting

         2)      collect a numeric message of up to 20 digits

         3)      message delivery to the subscriber's ISU

         4) selection of a GW language at Provisioning for use by the messaging service when prompting callers

         5)      *

         6) when the forwarded call is answered by messaging services, the caller hears a personal or standard greeting and is then prompted to enter a numeric message *.

16.1.1.2  VOICE MESSAGING (VM) AND ECC

         The telephony subscriber may combine a voice message capability with ECC. Characteristics of the combined service are as follows:

         1) all capabilities identified in the current baseline for a telephony voice messaging subscriber

         2) all those capabilities identified herein for ECC except as modified herein





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



                 a) when the forwarded call is answered by messaging service, the caller is prompted to enter a numeric message * or to record a voice message

                 b) messages delivered to the subscriber's ISU include the numeric message entered by a caller or a notification message indicating a voice message has been deposited.

16.1.1.3  * AND ECC

         The telephony subscriber may upgrade the ECC capability *. Characteristics of the upgraded service are as follows:

         1) all capabilities identified in the current baseline for a Directed Messaging Service (DMS) numeric or alphanumeric messaging service

         2)      all those identified herein for ECC

         3)      *

16.1.1.4  VM AND *

         The telephony subscriber may combine a voice message capability with *. Characteristics of the combined service are as follows:

         1) all capabilities identified in the current baseline for a DMS voice messaging subscriber

         2) all capabilities identified herein for the telephony subscriber * except as modified here

                 a)       *

                 b)       *

16.1.2  MDA INCREASE

         Increase the maximum number of possible MDAs from *. This will facilitate Iridium in refining MDA definition and utilizing coding schemes for user friendliness.





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


16.2             DESIGN AND DEVELOPMENT OF MESSAGING FEATURES

         Motorola shall modify the design and development of the hardware and software for the Message Origination Controller (MOC), Notification Center (NC) and the Message Termination Controller (MTC) Equipment which will provide these Messaging Features. Motorola shall also re-design the functional interfaces and protocols which must be implemented in the System in order to provide the Messaging Features functionality.

16.2.1  DOCUMENTATION MODIFICATION

         Motorola shall modify the MOC, NC and MTC Equipment, including Motorola internal specifications, interface control documents (ICDs) and the Gateway product description, as is reasonably necessary to document the software changes developed under this Section 16.0.

16.2.2  UPDATED MOC TECHNICAL SPECIFICATION DOCUMENT

         Motorola shall modify the MOC Technical Specification Document to incorporate the features for new call treatments and additional MDAs.

16.3 UPDATED MOC TECHNICAL SPECIFICATION DOCUMENT- MILESTONE 16-1 (PREVIOUSLY ME-1)

         Motorola shall modify the MOC Technical Specification Document to incorporate the Messaging Features described herein. A copy of the updated MOC Technical Specification Document shall be made available to Iridium. This Milestone shall be deemed completed when Motorola has submitted the updated MOC Technical Specification Document to Iridium.

16.4              LAB DEMONSTRATION - MILESTONE 16-2 (PREVIOUSLY ME-2)

         Motorola shall develop test cases for the Messaging Features identified herein as part of the Product and/or Integration Release * Acceptance Test Plans. Motorola shall then perform the testing of the Messaging Features in accordance with these plans. This testing will address the features identified herein at the Messaging Infrastructure and may be accomplished by testing, simulation, analysis, or a combination thereof, in accordance with these plans. This testing will be conducted in the Motorola test laboratory at Chandler, Arizona or at such other laboratory as may be specified by Motorola. Iridium representatives shall be offered the opportunity to witness all testing activities. Motorola shall prepare and





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


         release internally at Motorola the Product and/or Integration Acceptance Test Reports which cover the Messaging Features described herein. A copy of these reports shall be made available to Iridium.

         This Milestone, ME-2, shall be deemed completed when Motorola has completed the testing for the Messaging Features and upon the documenting of non-compliant items, if any, to the test plans in the subsequent test reports. This testing shall be held in accordance with the applicable test plans to the satisfaction of Motorola based upon commercially reasonable standards. The testing required by this milestone may be conducted as a part of the Messaging Infrastructure Integration & Test activities.

16.5     MILESTONES

         The work under this Section 16.0 shall be performed, and Iridium shall pay for such work, in accordance with the following Milestones:

                                                              SCHEDULED
   MS                                                         COMPLETION
   NO.                 MILESTONE DESCRIPTION                     DATE            PRICE
  16-1       Updated MOC Technical Specification Doc.             *                *
                         (Previously ME-1)

  16-2       Lab Demonstration (Previously ME-2)                  *                *
                                                                             ------------
                                                                TOTAL:             *


16.6     SERVICE REQUIREMENTS, ASSUMPTIONS AND CONDITIONS PRECEDENT

         The following items are assumptions underlying the Messaging Features and conditions precedent to the availability and operation of the Messaging Features and the work to be performed by Motorola under this
         Section 16.0:

16.6.1   SCHEDULE ASSUMPTIONS

         The Messaging Features will be implemented as part of Release * within the IRIDIUM program.





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



16.6.2   TECHNICAL ASSUMPTIONS

         The additional message delivery traffic is based on the following assumptions:

         *

16.6.3   GATEWAY IMPLEMENTATION AND GPAP ASSUMPTIONS

         The Messaging Features described herein require mandatory changes be implemented in ALL Gateways to satisfy the projected * baseline traffic loads per the traffic model referenced below. Per Iridium direction, initial installation of currently planned GWs will not receive these required modifications. The resulting effect is that the installed systems satisfy the projected traffic load for approximately the first *. Any changes to the installed systems will be handled via GW expansion options.

         In addition to the implementation costs referenced above, Motorola also anticipates increasing the annual payments required for each Gateway owner under the existing GPAP. Iridium shall also communicate to the Gateway customers that they may incur an increase in annual GPAP cost.

16.7     LIMITATIONS, RESTRICTIONS AND PERFORMANCE EXCLUSIONS

         The following items are not included in Motorola's performance under this Section 16.0, or are not included as a feature or functionality of the Messaging Features, or are limitations to the Messaging
         Features:

         1) This Section assumes the traffic levels associated with MOC and NC remain unchanged from the "*" traffic model, which is documented in Motorola SATCOM document MDL-G0001.SYS, TRAFFIC MODEL INPUTS AND METHODOLOGIES, Rev. C, 22 March 1995.

         2) The features and requirements of this Section eliminate from the baseline design the caller's receipt of a system announcement prior to being forwarded to the MOC for message input processing.

17.0     GBS BROWSER

17.1             OVERVIEW

         Motorola will provide the capability to browse the IRIDIUM System Practices (ISP) which are stored on the * server within the Gateway Business System (GBS).





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



17.2             SELECTION AND IMPLEMENTATION OF THE GBS BROWSER

         Motorola shall install the * on the eight OMC-G workstations in the Gateway Equipment delivered to the * Gateway Equipment purchasers to provide intranet access from the OMC-G to the * Server in the GBS. If Gateway Equipment has been delivered to a purchaser before the completion of the design and development of the GBS browser under this
         Section 17.0, Motorola shall, without additional cost to the Gateway Equipment purchasers, install and test the OMC-G browser on such Gateway Equipment, provided that the Gateway Equipment owner consents to such action by Motorola.

         *

17.3             BROWSER CONFIGURATION

         Motorola shall configure the OMC-G browser with a bookmark pointing to the GBS * server. The browser will be configured so that the OMC-G users will have no read and no write access to the OMC-G file system.

17.4             OMC-G CONFIGURATION

         Motorola shall configure the OMC-G with a new user group. This user group will be different from all other OMC-G user groups. A separate login will be required to access the ISP from an OMC-G workstation.

17.5             GIE CONFIGURATION

         Motorola shall configure the Gateway Infrastructure Equipment (GIE) to prevent Gateway Technical Office (GTO) access with the browser from other Gateway sites.

17.6             DOCUMENT MODIFICATION

         Motorola shall update the documentation of the OMC-G to reflect the addition of this capability, as is reasonable necessary to document the software changes defined in Section 17.2.

         Motorola will update the Gateway BO requirements, the OMC-G B0/B1 requirements, and the Gateway/GBS SFS and ICD to reflect this feature.





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



17.7             TEST PLAN MODIFICATION

         Motorola shall update the OMC-G, the Gateway and the System I&T test plan to reflect this feature.

17.8             GBS BROWSER TESTING

         Motorola shall test this feature as part of the Gateway/GBS Test Plan.

17.9             GBS BROWSER DEMONSTRATION - MILESTONE 17-1 (PREVIOUSLY Q-1)

         Motorola and Iridium shall jointly develop a GBS Browser demonstration plan. Motorola shall perform a demonstration of the GBS Browser features set forth in this Section 17.0. This demonstration may be accomplished by testing, simulation, analysis, or a combination thereof, in accordance with the demonstration plan. The demonstration will be conducted in the Motorola test laboratory in Chandler, Arizona, or at such other laboratory as may be specified by Motorola not later than fifteen (15) days prior to the commencement of the demonstration. Iridium representatives shall be offered the opportunity to witness all demonstration activities and will be notified no less than seven (7) calendar days prior to said demonstration.

         Motorola shall prepare and release internally at Motorola a report (the "GBS Browser Demonstration Report") that details the results of the demonstration. A copy of the GBS Browser Demonstration Report shall be made available to Iridium. This Milestone Q-1 shall be deemed completed upon: 1) Iridium's receipt of Motorola's certification that the GBS Browser features in this Milestone Q-1 have been demonstrated in accordance with the jointly developed demonstration plan to the satisfaction of Motorola based upon commercially reasonable standards; and 2) a jointly developed corrective action plan has been prepared for those items found to be non-compliant with the demonstration plan. The corrective action plan shall be prepared within fifteen (15) business days of completion of the demonstration.

17.10            SERVICE REQUIREMENTS, ASSUMPTIONS AND CONDITIONS PRECEDENT

         The following items are assumptions underlying the GBS browser features and conditions precedent to the availability and operation of the GBS browser features and the work to be performed by Motorola under this Section 17.0:





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



17.11            MILESTONE

         The work under this Section 17.0 shall be performed, *, in accordance with the following Milestone:

                                                               SCHEDULED
     MS NO.              MILESTONE DESCRIPTION              COMPLETION DATE         PRICE
      17-1       GBS Browser demo (Previously                      *             *
                              Q-1)

18.0     INTER-GATEWAY TRANSIT OF FAX AND DATA CALLS *

18.1             OVERVIEW

         Motorola will design and develop hardware and software changes to the Gateway Equipment, to the equipment in the Master Control Facility
         (MCF) and to the Backup Control Facility (BCF) to support inter-Gateway transit of FAX and data calls. The hardware and software changes will allow certain FAX and data calls to be routed between Gateways *. Motorola will deliver, install and verify operation of the necessary hardware and software in the MCF and BCF.

18.2             DESIGN AND DEVELOPMENT OF INTER-GATEWAY TRANSIT OF FAX AND
DATA CALLS

         Motorola shall design and develop the hardware and software for the Gateway Equipment which will provide the inter-Gateway transit of FAX and data calls feature. Motorola shall also design the functional interfaces and protocols which must be implemented in the System in order to provide the inter-Gateway transit of FAX and data calls functionality.

18.2.1   ESTABLISHMENT OF LABORATORY TEST BED

         Motorola will obtain and install in the Gateway test laboratory * and associated interface and mounting hardware and software for use in the development and testing of the inter-Gateway transit of FAX and data call feature. All such equipment and software at the Gateway test laboratory shall belong to Motorola, and Iridium shall obtain no ownership interests in such equipment.

18.3             DOCUMENTATION MODIFICATION





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



         Motorola shall modify the documentation of the Switching SubSystem
         (SSS), Gateway Infrastructure Equipment (GIE) *, including Motorola internal specifications, interface control documents (ICDs) and the Gateway Product and Description Specifications (Motorola document number *), as is reasonably necessary to document the hardware and software changes developed under this Section 18.0

18.4 INTER-GATEWAY TRANSIT OF FAX AND DATA CALLS PRELIMINARY DESIGN REVIEW (PDR)-MILESTONE 18-1 (PREVIOUSLY F-1)

         Motorola shall conduct a PDR of the inter-Gateway transit of FAX and data calls design at Motorola's SATCOM facility in Chandler, Arizona. Iridium representatives shall be given reasonable advanced notice to attend this PDR. At the PDR, Motorola shall review the status of the design of the inter-Gateway transit of FAX and data calls feature, and shall establish specific action items as a result of the review. This milestone F-1 shall be deemed completed when Motorola has held the PDR and established a list of specific action items resulting from the review. A copy of the action items will be made available to Iridium.





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


18.5 INTER-GATEWAY TRANSIT OF FAX AND DATA CALLS CRITICAL DESIGN REVIEW (CDR)-MILESTONE 18-2 (PREVIOUSLY F-2)

         Motorola shall conduct a CDR of the inter-Gateway transit of FAX and data calls design at Motorola's SATCOM facility in Chandler, Arizona. Iridium representatives shall be given reasonable advanced notice to attend this CDR. At the CDR, Motorola shall review the status of the design of the inter-Gateway transit of FAX and data calls feature, and shall establish specific action items as a result of the review. This milestone F-2 shall be deemed completed when Motorola has held the CDR and established a list of specific action items resulting from the review. A copy of the action items will be made available to Iridium at no additional cost.

18.6             TRAINING AND DOCUMENTATION MODIFICATION

         Motorola shall develop training and Gateway owner documentation modifications to support operations and maintenance of * and its associated connections within the Gateway. The costs of training *.

18.7             QUALITY OF SERVICE AND CAPACITY ANALYSIS

         Motorola shall analyze the quality of service and capacity impacts, if any, on the Gateway, *, MCF and BCF equipment expected from the implementation of the inter-Gateway transit of FAX and data calls feature. Motorola shall release a report (the "Inter-Gateway Transit of FAX and Data Calls Quality of Service and Capacity Report") internally at Motorola which details the results of the analysis. A copy of the Inter-Gateway Transit of FAX and Data Calls Quality of Service and Capacity Reports shall be made available to Iridium.

18.8             OMC-G MANAGEMENT CHANGES

         Motorola shall design and implement changes to the Operations and Maintenance Center - Gateway (OMC-G) software to enable centralized monitoring of the Gateway local * status and operational data by the OMC-G.

18.9             FEATURE DEMONSTRATION - 18.3 (PREVIOUSLY F-3)

         Motorola and Iridium shall jointly develop an Inter-Gateway Transit of FAX and Data demonstration plan. Motorola shall perform a demonstration of inter-Gateway transit of FAX and data at Motorola's





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


         SATCOM facility in Chandler, Arizona. This demonstration will address multi-Gateway FAX and data calls and OMC-G management. This demonstration may be accomplished by testing, simulation, analysis, or such combination thereof, as determined by Motorola. Iridium representatives shall be offered the opportunity to witness all demonstration activities and will be notified no less than seven (7) days prior to said demonstration.

         Motorola shall prepare and release internally at Motorola a report that details the results of the demonstration provided for in the preceding paragraph. A copy of this report shall be made available to Iridium. This Milestone F-3 shall be deemed completed upon: (1) Iridium's receipt of Motorola's certification that the inter-Gateway transit of FAX and data calls * feature in this Milestone F-3 has been demonstrated in accordance with the jointly developed demonstration plan to the satisfaction of Motorola based on commercially reasonable standards; and (2) a jointly developed corrective action plan has been established for those items found to be non-compliant with the demonstration plan. The corrective action plan shall be completed within fifteen (15) business days of completion of the demonstration.

18.10            DELIVERY OF EQUIPMENT - MILESTONE 18-4 (PREVIOUSLY F-4)

         Motorola shall procure, assemble, stage and deliver to Iridium the necessary hardware and software to implement the inter-Gateway transit of FAX and data calls feature at the MCF and BCF.

18.11            INSTALLATION

         Motorola shall install the necessary hardware and software to implement the inter-Gateway transit of FAX and data calls feature at the MCF and BCF, including assembling and installing equipment cabinets, installing the Hardware in such cabinets, installing the Software (if not already installed) and performing wiring to the * and SSS equipment as necessary.

18.12            TEST PLAN

         Motorola and Iridium shall jointly develop an inter-Gateway transit of FAX and data call feature Acceptance Test Plan which will be performed the MCF and BCF.





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


18.12.1          FINAL ACCEPTANCE TESTING - MILESTONE 18-5 (PREVIOUSLY F-5)

         Motorola shall perform the tests in the Acceptance Test Plan at the MCF and the BCF. This Milestone F-5 shall be deemed completed and Final Acceptance achieved upon: (1) Iridium's receipt of Motorola's certification that the equipment has been tested in accordance with the jointly developed test plan and that the test results are satisfactory to Motorola based upon commercially reasonable standards, or, if a test is not passed, the failure was caused by a Level 3 or Level 4 Failure; and (2) a jointly developed corrective action plan has been established for those items found to be non-compliant with the acceptance test criteria. Motorola and Iridium shall establish the corrective action plan within 15 business days of the completion of the testing. Iridium representatives shall be offered the opportunity to witness the Acceptance Testing and will be notified at least 7 calendar days prior to the start of the Acceptance Testing.

18.13            MILESTONES

         The work under this Section 18.0 shall be performed and Iridium shall pay for such work, in accordance with the following Milestones:

                                                   SCHEDULED
MS NO.           MILESTONE DESCRIPTION             COMPLETION DATE           PRICE
18-1             Preliminary Design Review         *                         $*
                 (Previously F-1)
18-2             Critical Design Review            *                         *
                 (Previously F-2)
18-3             Feature Demonstration             *                         *
                 (Previously F-3)
18-4             Delivery of Equipment             *                         *
                 (Previously F-4)
18-5             Final Acceptance                  *                         *
                 (Previously F-5)

                                                                    TOTAL:   *

         Notwithstanding any other provisions of this Contract, the foregoing prices are contingent on Iridium being responsible for all import duties and all applicable sales, use, excise, property, value added, withholding and other taxes or governmental assessments of any kind (collectively, the "Duties





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


         and Taxes") imposed on the goods and services purchased hereunder or otherwise imposed in connection with the transactions contemplated hereby, excluding, however, any United States federal or state taxes measured by Motorola's net income. In the event Motorola is required by applicable law to pay any Duties and Taxes for which Iridium is responsible under the preceding sentence, Iridium shall indemnify Motorola by paying to Motorola on demand an amount sufficient to hold Motorola harmless from the payment by Motorola of such Duties and Taxes.

18.14            SERVICE REQUIREMENTS, ASSUMPTIONS AND CONDITIONS PRECEDENT

         The following items are assumptions underlying the inter-Gateway transit of FAX and data calls feature and conditions precedent to the availability and operation of the inter-Gateway transit of FAX and data calls feature and the work performed by Motorola under this
         Section 18.0:

         (1) The inter-Gateway transit of Fax and data calls feature will be implemented and tested in the MCF and BCF by *.

         (2) Iridium will be responsible for any cost impacts resulting from Iridium-directed changes in *, configurations, or guaranteed level of service due to the addition of FAX and data calls *.

         (3)     Work is to be performed at the MCF and BCF.

         (4) Iridium will provide all reasonable support requested by Motorola.

         (5)     * shall have procured and have installed SR6 *.

         (6) Motorola will only be responsible to install * in Gateway sites for which a Gateway owner has entered into an amendment to the GEPA contract for such * equipment. Installation will be in accordance with the GEPA contract between Motorola and such Gateway operator.

         (7) Iridium shall provide a site at both the MCF and BCF with 24 hour per day access, which is sufficient to permit the installation and testing of *.





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


         (8) Iridium shall inform the Gateway owners of the need to enter into all appropriate amendments with Motorola in order to enable *, and for appropriate GPAP/GTAC coverage of *.

18.15            LIMITATIONS, RESTRICTIONS AND PERFORMANCE EXCLUSIONS

         The following items are not included in Motorola's performance under this Section 18.0, or are not included as a feature or functionality of the inter-Gateway transit of FAX and data calls feature, or are limitations to the inter-Gateway transit of FAX and data call feature:

         *

19.0     * DOMESTIC SERVICE

19.1             OVERVIEW

         The * Domestic Service feature provides the capability for gateway service providers to offer specially priced services to subscribers requiring IRIDIUM network access only from within a specified gateway region. *, the subscriber would have operational access to the IRIDIUM services subscribed to, while using their unit within the region subscribed to. This service includes global long distance calls originated or terminated by the subscriber while within the specified gateway region.

19.2             DESIGN AND DEVELOPMENT

         Motorola shall modify the design and development of the SSS (D900) and other Gateway subsystems as required to provide the * Domestic Service.

19.2.1   DOCUMENTATION MODIFICATION

         Motorola shall modify the appropriate documentation of the required Gateway Subsystems, including but not limited to Motorola internal specifications, Network Management Methods & Procedures, Gateway training, and the Gateway Product Description, as is reasonably necessary to document the changes developed under this Section 19.0.

19.2.2   UPDATED SERVICES DESCRIPTION DOCUMENT





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



         Motorola shall modify the Services Description Document to incorporate the new feature described in paragraph 19.1.

19.3             MILESTONE

         The work under this Section 19.0 shall be performed and Iridium shall pay for such work, in accordance with the following Milestone:

                                                   SCHEDULED
MS NO.           MILESTONE DESCRIPTION             COMPLETION DATE           PRICE
19-1             Contract Start                    *                         $*


19.4             SERVICE REQUIREMENTS, ASSUMPTIONS AND CONDITIONS PRECEDENT

         The following items are assumptions underlying * Domestic Service and conditions precedent to the availability and operation of * Domestic Service and the work to be performed by Motorola under this Section 19:

         (1)     *

         (2) * Iridium will provide reasonable support requested by Motorola.

         (3)     SR6 must be installed in *.

19.5     LIMITATIONS, RESTRICTIONS AND PERFORMANCE EXCLUSIONS

         The following items are not included in Motorola's performance under this Section 19.0, or are not included in the development, or are limitations to the * Domestic Service:

         1) This Section 19.0 includes DEVELOPMENT ONLY for the * Domestic Service. It does NOT include the following, *:

                 -        Deployment activities of any kind for this service.





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


                 - Associated software *, such as, line trunk groups or hardware which may be required depending on the configuration of the IBSS.

                 - Global Customer Care specific development (including testing and office data).

                 - Global Assistance specific development (including testing and office data).

                 -        Any GBS additions, changes, or extensions.

         2) Existing documentation and training materials will only be updated to include the * Domestic Service.

         3) Type approval and homologation activities are not included in this Section 19.0. Any applicable type approval or homologation of the * Domestic Service will have to be obtained by the Gateway owner.

20.0     AERONAUTICAL SERVICES SUPPORT

20.1             OVERVIEW

         Motorola shall implement the system modifications addressed in this
         Section 20.0 with the deliverables listed in time to support Aeronautical Services ("Aero") commercial activation as described in this Section 20.0. Motorola is responsible for the definition, design, implementation and demonstration of Aero changes to the Iridium Communications System ("ICS") to the extent provided in this
         Section 20.0. Motorola shall ensure that the Aeronautical Gateway System ("AGS") equipment interface control document ("ICD"), when approved by Motorola, properly provides for connection of the AGS to Gateways.

20.2             SYSTEMS ENGINEERING PHASE AND AERO SERVICES - MILESTONE 20-1

         Motorola shall provide systems engineering services to define and implement changes for Aero to the ICS that shall allow the Gateways and the Space Vehicles to service multiple co-located Aeronautical Subscriber Unit devices [called Radio Channel Units (RCUs)], housed in Aeronautical Satellite Terminal Units (STUs), onboard aircraft. Motorola shall study the RF interference between these systems in order to accurately describe the





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


         effects on each system and propose revolution for all inter-system RF interference issues. (This is generally referred to as "coexistence"). ICS changes to support coexistence between the ICS avionics and other avionics on board an aircraft are out of the scope of this activity.

         Motorola and Iridium recognize that the originally proposed (reference Motorola Letter T970252 dated Nov. 18, 1997) Preliminary Design Review
         (PDR) has been overcome by events. Rather than conduct a PDR, the parties have agreed that Motorola will demonstrate completion of Milestone 20-1 by submitting a letter to Iridium outlining and referencing the meetings and documents which comprise the presentation of these Systems Engineering Phase efforts to Iridium. Iridium's receipt of this letter will constitute completion of this Milestone 20-1.

20.3             DESIGN AND DEVELOPMENT OF THE AERONAUTICAL SERVICES

         Motorola shall design and develop modifications to the Gateways, SCS and the Space Vehicles to implement Aero features, as follows:

         *

         4) The designs for the SSS, OMC-G and associated Gateway equipment and documentation will support connectivity and accounting, fault and security management for an AGS at each Gateway to ensure that the AGS is operational and to collect Call Detail Records.

         5) SCS modifications to provide telemetry of the * system performance and to monitor AGS status.

20.3.1   DOCUMENTATION MODIFICATION

         Motorola shall modify the documentation of the Gateways and Space Vehicles, including Motorola internal specifications, interface control documents (ICDs), training materials, and the Gateway product description, as necessary to document the changes developed under this
         Section 20.0.

         Motorola shall modify the MU Air Interface Specification
         (SPC-E0011.SYS) as appropriate, to define the changes necessary to the ICS for Aero.





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



         Motorola shall develop ICDs that shall define the interface between the AGS and the Gateways.

         Motorola shall develop an Integration and Test Plan (ITP) that shall define the work to be performed to test the changes being made to the Gateways, SCS and SVs for Aero.

         Motorola shall develop detailed instructions for the installation of Aero related Gateway subsystem modifications prior to implementation of Aero.

20.4             AERO SERVICES CRITICAL DESIGN REVIEW (CDR) - MILESTONE

20-2

         Motorola shall conduct an Aero Critical Design Review (CDR) at Motorola's SATCOM facility in Chandler, Arizona. The CDR required by this Milestone 20-2 may be conducted in conjunction with the Radio Channel Unit (RCU) Development Effort CDR. At the CDR, Motorola shall review the status of the Aero design versus the design requirements, and, following the CDR, shall document specific action items resulting from the review. A copy of the specific action items shall be provided to Iridium. Iridium shall have 10 business days to provide comments and requested changes to the specific action items. Within 10 business days of receipt from Iridium, Motorola shall 1) address Iridium's comments and requested changes to the satisfaction of Motorola based upon commercially reasonable standards, 2) make any necessary modifications to the specific action items, and 3) issue a final report on the CDR. This Milestone 20-2 shall be deemed complete when Motorola has issued the final CDR report. The agenda and contents of the CDR shall be as in Section 20.11.2 herein.

20.5             * STUDY

         To confirm its preliminary investigation, and with the intent of accepting * as a design goal, Motorola shall analyze the aircraft * limitations of the current ICS and issue a report to Iridium that details the results of the study. The study shall identify recommended system enhancements, if any, for aircraft *.





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



20.6     INTEGRATION AND TEST READINESS REVIEW (ITRR) - MILESTONE 20-3

         The ITRR shall be organized and run by Motorola at their SATCOM facility in Chandler, Arizona. The currently identified Aero Service Provider, *, and its subsystems to be tested at Motorola will be included subject to their availability. Iridium, Aero Service Provider, and their representatives will be requested to attend and participate in the ITRR. At the ITRR, Motorola shall review the plan and preparation for the conduct of Integration and Test of Aero Services' features, and shall establish specific action items as a result of the review. A copy of the specific action items shall be provided to Iridium. Iridium shall have 10 business days to provide comments and requested changes to the specific action items. Within 10 business days of receipt from Iridium, Motorola shall 1) address Iridium's comments and requested changes to the satisfaction of Motorola based upon commercially reasonable standards, 2) make any necessary modifications to the specific action items, and 3) issue a final report on the ITRR. This Milestone 20-3 shall be deemed complete when Motorola has issued the final ITRR report.

20.7             SYSTEMS INTEGRATION AND TEST, AND DEMONSTRATION - MILESTONE
20-4

         Motorola shall perform Systems Integration and Test to assure that the changes and enhancements to the ICS meet the Aero requirements defined at CDR, amended as mutually agreed between Iridium and Motorola during the period between CDR and ITRR. Motorola shall perform a demonstration to verify Motorola's Aeronautical Services Gateway and SV features in accordance with the jointly developed demonstration plan of the Aeronautical Services functionality at the Motorola test laboratory in Chandler, or at such other laboratory as may be specified by Motorola. Testing, simulation, analysis, or a combination thereof may be used to accomplish the demonstration, over time, in accordance with the demonstration plan. Iridium, Aero Service Provider, and their representatives shall be notified at least 7 calendar days prior to the start of system level demonstration activities. Should the Aero Service Provider not be ready to participate, Iridium shall attempt to provide Motorola with an engineering model of the Aero Service Provider's equipment (AGS) for purposes of the 4th Quarter 1998 testing. Motorola shall prepare and release to Iridium a report (the "Aero Services Validation Report") which details the results of the demonstration. This Milestone 20-4 shall be deemed completed upon: 1) Iridium's receipt of Motorola's certification





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


         that Motorola has demonstrated the Aero functionality in accordance with the jointly developed demonstration plan to the satisfaction of Motorola based upon commercially reasonable standards, and 2) a jointly developed corrective action plan having been established for those items, if any, found to be non-compliant with the demonstration plan's acceptance criteria. Motorola and Iridium shall establish the corrective action plan within 15 business days of the completion of the demonstration.

20.8             SYSTEMS TEST, AERO SERVICE PROVIDER'S  EQUIPMENT - MILESTONE
20-5

         Motorola shall provide the use of their ICS test assets for up to eighty hours to integrate aeronautical subsystems and to support Aero system level (aviation infrastructure to cockpit and cabin end-systems) testing. It is intended that the eighty hours shall be allocated over a four-week period during *; provided, however, that if other tasks have Motorola's test assets fully consumed, or if the Aero Service Provider is not ready to participate, the testing period for the Aero Service Provider's equipment shall be rescheduled to occur as soon as practicable during *. Iridium and the Aero Service Provider shall request a start date for testing, and Motorola will schedule testing to begin on that date or as soon as practicable thereafter. Iridium, the Aero Service Provider and their representatives shall be notified at least 7 calendar days prior to the start of four week test period. Motorola shall provide both ICS test assets and staff to operate this equipment. Motorola shall prepare and release to Iridium a report (the Aero Service Providers Equipment Testing Report) which details the results of the testing. A copy of the test results shall be provided to Iridium. Iridium shall have 10 business days to provide comments. Within 10 business days of receipt from Iridium, Motorola shall 1) address Iridium's comments to the satisfaction of Motorola based upon commercially reasonable standards and, 2) issue a final report on Aero Service Providers equipment testing. This Milestone 20-5 shall be deemed complete when the Systems Integration and Test utilization of system test assets has been completed to Iridium's satisfaction or the eighty hours utilization of system test assets allocated over a four week period has been expended, whichever occurs first, and Motorola has issued the final test report.

20.9             MILESTONES

         The work under this Section 20.0 shall be performed, and Iridium shall pay for such work, in accordance with the following Milestones:





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


                                                        Scheduled
MS#  Milestone Description                           Completion Date                Amount Due
 20-1     Systems Engineering Phase of Aero                  *                          $*

 20-2     Critical Design Review                             *                          $ *

 20-3     Integration and Test Readiness                     *                          $ *
          Review
 20-4     Integration and Test, and                          *                          $*
          Demonstration

 20-5     Systems Test, Aero Svc. Provider's
          Equip.                                             *                          $ *

         *  An invoice may be submitted upon completion but not earlier than *.

20.10    SERVICE REQUIREMENTS, ASSUMPTIONS AND CONDITIONS PRECEDENT

         The following items are assumptions underlying the Aero features and conditions precedent to the availability and operation of Aero features and the work to be performed by Motorola under this Section 20.0:

         1) The Aeronautical Service Provider will provision the STU equipment and aircraft for the testing and assume the overall responsibility for integration, test and FAA qualification of the ICS Aero, including the installation of equipment on aircraft, and qualification/certification of such equipment for air worthiness.

         2)      Aero Services will be implemented as part of Gateway release
                 *.

         3)      *

         4) Iridium shall ensure that Gateway operators install ECS, ETS and OMC-G revisions for Aero, in accordance with instructions to be provided by Motorola, prior to implementation, or operational/subscriber trials, if any, of Aero.

                 *




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



20.11            LIMITATIONS, RESTRICTIONS AND PERFORMANCE EXCLUSIONS

         The following items are not included in Motorola's performance under this Section 20.0, or are not included as a feature or functionality of the Aero Services, or are limitations to the Aero Services:

         1)      *

         2) No changes to the system to support coexistence between the ICS and other satellite communications systems are included.

         3) No changes are included for improvement of current Registration and Hand-off processing.

         4) Power Control - Motorola shall study the power control algorithm and the associated Link Margin in the L-Band Subscriber Link in support of voice and data communications for Aero. Based on the study, Motorola shall, if practical, recommend changes to the RCU to better support the power control algorithm. Implementation of any such RCU changes is outside the scope of this proposal.

         5)      Motorola shall conduct a systems engineering study to analyze
                 * capability of the ICS. *, or whatever capability is confirmed by the study, shall be adopted as the system design goal. No testing of the ICS's * capability is included. Motorola may recommend optimization or enhancements to the ICS to improve * performance as added scope, or more likely, as changes to subscriber equipment.

         6) The AGS interface to the SSS should not change the SSS; however, it may require the purchase of supplemental trunk interface cards on both the ground and airside of the SSS. * will provide this information to Iridium and *. Installation details and procedures, and procurement of the interface equipment (such as trunk interface cards), if required, are outside the scope of this activity.

         7) Motorola Integration and Test support for test of the Aero Service Provider's equipment (e.g.: STU and/or AGS) and for operational or subscriber trials, if any, is not included. Aero system level test plans and procedures (to be used during the 80 hours of testing) must be provided by Iridium and the Aero Service Providers. If the STU and/or AGS is not available to support Motorola System Integration and Test at the required





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


                 time, or if for other reasons Iridium determines that additional testing is required, such testing will be the subject of future negotiations.

         8) There are no modifications necessary to the baseline ICS store-and-forward fax service to support the Aero service. There is nothing in the ICS store-and-forward fax service which limits an Aero Service Provider from developing a capability in the avionics systems to provide automatic retrieval of fax images from the fax mailbox and presentation of these images to "Group 3" fax machines located on board aircraft.

20.12            PDR AND CDR DELIVERABLES

20.12.1          PDR DELIVERABLES

                 The PDR shall be a formal technical review of the design requirements and the basic design approach for each element of the ICS. These elements are the SVs, the AGS interface, the OMC-G and the satellite control segment. The PDR should evaluate the progress, technical adequacy, and risk resolution (on a technical cost, and schedule basis) of the selected design approach.

                 Topics to be addressed at the PDR include:

                 1) Aero ICS system level description including the chosen system architecture.

                 2)       *

                 3) All information should show traceability back to the IASR.

                 Each subsystem should address:

                 1)       How the design accommodates the required services.

                 2)       How the design accommodates the required products.

                 3) The impact to the ICS for both Aero and non-Aero usage.

20.12.2          CDR DELIVERABLES

         The CDR shall be a formal technical review of the detail design of the Aero ICS implementation to ensure it satisfies the design and performance requirements





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         established at the PDR.  The CDR shall evaluate the progress, technical adequacy, and risk resolution (on a technical, cost, and schedule basis) of the detail design.

         The CDR shall address:

         1)      Product producibility.

         2)      Review ICS subsystem specifications.

         3)      Review preparation for product development and support.

         The CDR confirms that:

         1)      Issues for the ICS and its functional areas are resolved.

         2) The design is balanced across cost, schedule, performance, and risk.

         3) An audit trail exists to the PDR with all changes substantiated.

21.0     IRIDIUM CELLULAR ROAMING SERVICE (ICRS) *

21.1     OVERVIEW

         Motorola will provide the following Software feature additions and Hardware additions to the IRIDIUM Interoperability Unit (IIU).

         21.1.1 IRIDIUM Interoperability Unit (IIU) software additions for the support of IS-41 homed subscribers, *.

         21.1.2  Enhanced IS-41 interface to *.

         21.1.3. Enhanced subscriber/Authentication Cener (AC) provisioning capability.

         21.1.4  Enhanced bulk subscriber modification procedure.

         21.1.5 Procurement and installation of a Tellabs Digital Cross-Connect System (DACS) to increase flexibility of the IIU signaling interconnect and necessary cabinets, patch panels, and wiring to house and interconnect the DACS with the IIU at the Site (referred to as the "Hardware Additions") and procurement of one set of manufacturer recommended spares (referred to as the "DACS Spares").





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



         The four software features described in 21.1.1 through 21.1.4 above are referred to as the "Software Features." The following sections describe the work to be performed for each of these features.

21.2             PRODUCTION OF SOFTWARE FEATURES AND HARDWARE ADDITIONS

         Motorola will provide the Software Features described above. This includes the labor and materials required to design, develop, document, test, integrate and deploy the Software Features into the IIU at the test bed platform referred to in Section 11.2.1 of this Statement of Work and into the IIU at the Site. The Hardware Addition will consist of procurement, installation design, and installation of the Hardware Additions at the Site. This consists of labor and material to install and update installation and configuration documents as required.

21.2.1   SUPPORT OF IS-41 HOMED SUBSCRIBERS, *

         Software Feature 21.1.1 will expand IIU functions to enable IS-41 homed subscribers the ability to roam *.

21.2.2   INTERFACE ENHANCEMENTS

         Software Feature 21.1.2 will provide IIU adaptations necessary to support IS-41 roaming capabilities in accordance with the unique architectural and functional constraints of various * environments. This includes network to network characteristics for *.

21.2.3   SUBSCRIBER/AUTHENTICATION CENTER PROVISIONING CAPABILITY

         Software Feature 21.1.3 will provide IIU provisioning capabilities to support more robust end to end subscriber and Authentication Center
         (AC) provisioning processes.

21.2.4   BULK SUBSCRIBER MODIFICATION PROCEDURE

         Software Feature 21.1.4 will provide IIU bulk provisioning capabilities, allowing batch modification of subscriber profile data fields.





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


21.2.5   DACS HARDWARE ADDITION

         Hardware Addition 21.1.5 will provide a flexible and robust solution for link routing, monitoring and troubleshooting.

21.3             DELIVERY, INSTALLATION, INTEGRATION, TESTING AND CONDITIONAL
ACCEPTANCE

         Motorola will perform the tasks in the following subsections.

21.3.1   INSTALLATION/INTEGRATION OF SOFTWARE FEATURES

         Motorola will install, integrate and test the Software features on the IIU at the test bed platform referred to in Section 11.2.1 of this Statement of Work and on the IIU at the Site. Software Features will be delivered in phases as determined by Motorola.

21.3.2   DELIVERY; INVENTORY-DACS HARDWARE ADDITION

         Motorola will deliver the Hardware Additions and the DACS Spares to the Site. Within a reasonable time after the arrival of the Hardware Additions and the DACS Spares at the Site, Motorola will unpack, inspect and inventory the Hardware Additions and the DACS Spares. Motorola will promptly repair or replace any missing or damaged Hardware Additions and DACS Spares.

21.3.3 INSTALLATION OF DACS AND ASSOCIATED HARDWARE -MILESTONE 21-4 (PREVIOUSLY I-4)

         Motorola will install the DACS at the Site, including assembling and installing three(3) cabinets, installing a patch panel, installing the interconnecting cabling of the DACS up to the patch panel, and configuring the DACS. Installation of the DACS will coincide with the installation of the IIU at the Site. Iridium representatives will be offered the opportunity to witness the installation and will be notified at least 7 calendar days prior to the start of the installation. Milestone I-4 will be deemed complete, and delivery of the Hardware Additions to Iridium will be concluded after successful completion of Tellabs field installation acceptance test procedure.





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


21.3.4.          SYSTEM FUNCTIONAL SPECIFICATION (SFS) REVIEW - MILESTONE 21-5
                (PREVIOUSLY I-5)

         Motorola will conduct a System Functional Specification of the Software Features at Motorola's SATCOM facility. Iridium representatives shall be offered the opportunity to attend this review. AT the review, Motorola will review the status of the SFS and establish specific action items as a result of the review. This Milestone I-5 shall be deemed complete when Motorola has held the SFS review and established a list of specific action items resulting from the review.

21.3.5   TESTING

21.3.5.1         INTEGRATED TEST PLAN

                 Motorola and Iridium will jointly develop an IIU Conditional Acceptance Test Plan - Enhancements #1 ("ICATP E-1") that describes the testing to be conducted by Motorola to achieve conditional acceptance of the Software Features at the Site. The ICATP E-1 will be released and controlled under Motorola's Configuration Management (CM).

21.3.5.2         ACCEPTANCE TESTING; SOFTWARE FEATURES
         CONDITIONAL ACCEPTANCE

                 Motorola will perform the tests in the ICATP E-1 on the IIU at the Site. The Software Features will be deemed to have achieved conditional acceptance when all of the tests in the ICATP E-1 for the Software Additions have been passed or, if a test is not passed the failure was caused by a Level 3 or Level 4 Failure.

21.3.5.2.1       MILESTONES 21-6 AND 21-7 (PREVIOUSLY I-6, I-7)

                 Milestones 21-6 and 21-7 will be deemed completed upon: 1) Iridium's receipt of Motorola's certification that the Software Features 21.1.3 and 21.1.4 have been tested in accordance with the ICATP E-1 to the satisfaction of Motorola based upon commercially reasonable standards; and 2) a jointly developed corrective action plan has been established for those items found to be non-compliant with ICATP E-1 acceptance criteria. The corrective action plan will be established within 15 business days of the completion of the testing. Iridium representatives will be offered the opportunity to witness the conditional acceptance testing and will be notified at least 7 calendar days prior to the start of the conditional acceptance testing.





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



21.3.5.2.2       MILESTONE 21-9 (PREVIOUSLY I-9)

                 Milestone 21-9 will be deemed completed upon: 1) Iridium's receipt of Motorola's certification that the Software Feature
                 21.1.1 and 21.1.2 has been tested in accordance with the ICATP E-1 to the satisfaction of Motorola based upon commercially reasonable standards; and 2) a jointly developed corrective action plan has been established for those items found to be non-compliant with ICATP E-1 acceptance criteria. The corrective action plan will be established within 15 business days of the completion of the testing. Iridium representatives will be offered the opportunity to witness the conditional acceptance testing and will be notified at least 7 calendar days prior to the start of the conditional acceptance testing.

21.6             IS-41 TO * SYSTEM DESIGN AND TEST REVIEW - MILESTONE 21-8
(PREVIOUSLY I-8)

         Motorola will conduct an IS-41 to * System Design and Test review of the Software Features 21.1.1 and 21.1.2 at Motorola's SATCOM facility. Iridium representatives shall be offered the opportunity to attend this review. At the review, Motorola will review the status of the IS-41 to * features and establish specific action items as a result of the review. This Milestone 21-8 shall be deemed complete when Motorola has held the System Design and Test review and established a list of specific action items resulting from the review.

21.7 ACCEPTANCE TESTING: SOFTWARE FEATURES FINAL ACCEPTANCE - MILESTONE 21-10 (PREVIOUSLY 1-10)

21.7.1 SUPPORT OF IRIDIUM'S INITIAL ICRS FIELD TRIALS (MOBILITY APPLICATION PART [MAP] LAYER)

         Motorola will provide commercially reasonable support to Iridium, to assist Iridium in its * of the Software Features with both an IS-41 and GSM terrestrial cellular networks. Motorola's support under this Section will consist of providing: Motorola staff at the Site; Motorola Staff at * sites * and one GSM site; support of Iridium's test plan development, and support for Iridium's test report analysis for the Software Features. Motorola will also promptly correct any defect or malfunction in the delivered Software Features that prevent successful testing of the IIU with IS-41 and GSM terrestrial cellular networks. Successful testing means that the item tested passed the test in compliance with standard GSM and IS-41 test procedures as jointly approved by Iridium and Motorola or, if it failed the test, it failed by virtue of a Level 3 or Level 4 Failure.





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



21.7.2           TEST CASES

         Motorola and Iridium will jointly agree upon a IIU Final Acceptance Test Plan * ("IFATP E-1") that Iridium develops. The
         IFATP E-1 will describe the testing to be conducted by Iridium and supported by Motorola as part of the field trials to achieve final acceptance of the Software Features at the Site. The IFAPT E-1 will be conducted with a single GSM carrier and a single IS-41 carrier *. These tests will be completed in accordance with the IFAPT E-1. The IFAPT E-1 will be comprised of the following test cases:

         *

21.7.3   MOTOROLA'S SUPPORT

         For Section 21.7.1 Support of Iridium's Initial ICRS Field Trials (Mobility Application Part (MAP) layer above, Motorola's support for final acceptance will end after the provision of 8 man months of labor or the Commercial Activation Date, whichever comes first. The number of Motorola personnel supporting this effort as well as the effort under Section 11 of this Statement of Work, will not exceed five (5) persons at any given time during the support period. Motorola will provide one (1) person at the Site during the tests to be conducted in
         Section 21.7.1 Support of Iridium's Initial ICRS Field Trials (Mobility Application Part (MAP) layer above. Iridium may request from Motorola a status of the man month expenditures. Motorola will provide this status within (5) business days of such request.

21.7.4           FINAL ACCEPTANCE

         The Software Features will be deemed to have achieved final acceptance upon the successful completion of the IFAPT E-1, or upon the completion of Motorola's support as specified in Section 21.7.3 Motorola's Support, whichever occurs first acceptance testing and will be notified at least 7 calendar days prior to the start of the conditional acceptance testing.

21.8             OPERATION, ADMINISTRATION AND MAINTENANCE (O, A & M) -
ADDENDUM

21.8.1   SOFTWARE FEATURES - DOCUMENTATION

         Motorola will provide to Iridium on or before the Commercial Activation Date two copies of vendor supplied OA&M documentation that cover the Software





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


         Features. This documentation will cover basic operation, administration and maintenance of the Software Features.

21.8.2   DACS EQUIPMENT - DOCUMENTATION

         Motorola will provide to Iridium on or before the Commercial Activation Date two copies of vendor supplied OA&M documentation for the DACS. This documentation will cover basic operation, administration and maintenance of the DACS.

21.9             TRAINING PLAN - ADDENDUM

21.9.1   SOFTWARE FEATURES - TRAINING

         Motorola will develop and provide to Iridium by the Commercial Activation Date, a recommended training plan addendum for training Iridium personnel to properly operate, administer and maintain the Software Features. This training is only an extension to the training put forth in Section 11.7 of this Statement of Work. The cost of training, such as tuition, travel and living expenses, are not included as a part of the work to be performed by Motorola under this Section.

21.10            DACS SPARES AND MAINTENANCE PLAN

         DACS Spares inventory control, and operation, administration and maintenance of the DACS is the sole responsibility of Iridium. The DACS comes with a two (2) year (from the date of Motorola's purchase) warranty covering the hardware from the manufacturer, Tellabs Operations, Inc. Motorola makes no warranty with respect to the Hardware Additions or the DACS Spares, all of which are sold by Motorola to Iridium AS-IS. Iridium agrees to look solely to the manufacturer of the Hardware Additions and the DACS Spares in the event of any defect in the material or workmanship in connection therewith. MOTOROLA MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE HARDWARE ADDITIONS AND THE DACS SPARES. ALL SUCH WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF THE MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE SPECIFICALLY EXCLUDED. Tellabs also may provide to Iridium an Extended Support Service Agreement that provides an unlimited number of telephone support incidences on a 7 X 24 basis. Included with the Extended Support Service Agreement with the DACS manufacturer may be support for free software maintenance releases as well as point releases of the DACS application software. All maintenance plans and support services will be the responsibility of Iridium. Motorola shall have no obligation to repair, replace or maintain the





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


         Hardware Additions or the DACS Spares. In addition, Motorola does not warrant that the sparing levels provided will be sufficient to maintain the DACS at the service level needed by Iridium. Tellabs may provide Iridium with counter-to-counter and overnight repair/replacement services at an additional cost.

21.12            PAYMENT MILESTONES

         The work in this proposed Statement of Work will be performed, and Iridium will pay for such work, in accordance with the following Milestone Schedule:

                                                                    SCHEDULED
 MS                        MILESTONE DESCRIPTION                   COMPLETION           PRICE
 NO.                                                                  DATE
 --------------------------------------------------------------------------------------------------
 21-4       Hardware (DACS) Addition Acceptance (Previously      *                $*
            I-4)

 21-5       System Functional Specification (SFS)Review          *                $*
            (Previously I-5)

 21-6       Software Features 21.1.3 Conditional Acceptance      *                $*
            (Enhanced Subscriber Provisioning)(Previously I-6)

 21-7       Software Feature 21.1.4 Conditional Acceptance       *                $*
            (Enhanced Bulk Provisioning) (Previously I-7)

 21-8       IS-41 to * System Design and Test Review             *                $*
            (Previously I-8)

 21-9       Software Features 21.1.1 and 21.1.2 Conditional      *                $*
            Acceptance (IS-41 * Roaming) (Previously I-9)

 21-10      Software Features Final Acceptance by Iridium        *                $*
            (Previously I-10)

                                                                                  $*

21.13            SERVICE REQUIREMENT, ASSUMPTIONS AND CONDITIONS PRECEDENT

         In addition to the previously agreed requirement, assumptions and conditions in Section 11.11 of this Statement of Work, the following items are requirements,





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


         limitations, assumptions and conditions precedent to the availability and operation of Software Features and the work to be performed by
         Motorola:

         1)      Support of IS-41 homed Subscribers, *:

                 - Processing of Authorization Period expiry is handled by visited networks.

                 - In order to optionally support MTLI, IS-41 homed subscribers must be provisioned with an IRIDIUM network MSISDN.

                 - As with existing * location information can only be provided if the * and registered in the IIU.

                 -                All ICRS Subscribers will have an IMSI.

         2)      IS-41 Interface Enhancements

                 -                *

         3) Enhanced Subscriber/Authentication Center Provisioning capability

                 - Errors logged during provisioning are not processed any further by the IIU. This log will be available to Iridium's provisioning system for verification and error correction.

                 - Iridium's provisioning system will pre-provision the AC with ESN/A-key information prior to subscriber provisioning using such ESNs.

         4)      Enhanced Bulk Subscriber Modification procedure

                 - As a result of any modifications to a subscriber's profile, there will be no signaling over the network. When attempting to modify a parameter that would affect the service provided to a subscriber who is actively roaming in a visited network the modification operation will fail and be logged as accordingly.





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


                 - Errors logged during provisioning are not processed any further by the IIU. This log will be available to Iridium's provisioning system for verification and error correction.

                 - ESN additions require that the ESN/A-key associations be pre-provisioned in the AC for the automatic provisioning of the MIN to an ESN/A-key pair.

         5) Iridium will be required to allow Motorola access to the IIU at the Site to complete integration and test, and conditional acceptance testing of the Software Features.

21.14            LIMITATIONS, RESTRICTIONS AND PERFORMANCE EXCLUSIONS

                 In addition to the previously agreed items as detailed in
                 Section 11.12 of this Statement of Work, the following items are not included in Motorola's performance under this Section, or are not included as a feature or functionality of the Software Features or the Hardware Additions provided hereunder, or are limitations to the Software Features and Hardware Additions:

         1)      Addition of DACS

                 - Motorola has established an IIU lab unit at Motorola's test laboratory in Chandler, Arizona. This IIU test bed platform and associated system and application software was established for use in the development of the IIU features. The work in Section 21.0 does not include adding a DACS to any test lab. Testing which requires verification of the DACS system must be performed at the Site. Complete access to equipment must be provided by Iridium.

22.0     * FRAME RELAY ENCRYPTION

22.1             MANAGEMENT SUMMARY

         Iridium desires to install network encryption devices to protect the confidentiality and integrity of data transmitted over the * between the Control Facilities, Iridium Data Center, Gateways (GW), Gateway Business Systems (GBS) and other locations around the world. The encryption products will work on data





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


         transmitted over the network and will encrypt all data. Iridium has selected * as the vendor for the encryption equipment.

22.1.1   MOTOROLA WILL BE RESPONSIBLE FOR THE FOLLOWING:

         1) Engineering and modifications required of the Gateway Infrastructure Equipment (GIE) racks to install encryption devices in the GIE rack.

         2) Supply updated documentation showing modifications required to support the addition of the encryption equipment into the GIE at each Gateway.

         3) Procure Network Encryption Software and a Work Station at the MCF and BCF.

         4) Modify the GIE as necessary, and install encryption equipment at the Gateways. Master Control Facility (MCF), Backup Control Facility (BCF), and Gateway Technical Assistance Center (GTAC).

         5) Install a Workstation and configure the Workstation at the MCF and BCF.

         6) Support the start up of encryption equipment from the MCF at all locations including Iridium Data Center, Remote GBS, Cellular Clearing House and Customer Care Center after notification from Iridium that the equipment is available and a LAN connection is available to communicate with the encryption equipment.

         7)      Provide Key Management and Maintenance for the encrypted *
                 Network.

         8) Provide Operations and Procedures for the management of the encryption.

22.1.2   MOTOROLA WILL NOT BE RESPONSIBLE FOR THE FOLLOWING:

         1) Procurement and delivery of the * encryption equipment to any location.

         2)      Detailed operator training.

         3) Installation of encryption equipment at any GBS location, Iridium Data Center, Customer Care Center or Cellular Clearing House.


         4) Maintenance and Operation of the * encryption equipment at all locations will be the responsibility of Iridium.





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         5)      The encryption equipment will not be integrated with the
                 Integrated Network Management (INM).

         6) Motorola will not provide management of the encryption above and beyond what is provided by the * software.

22.2             SPECIAL TERMS AND CONDITIONS

         For Motorola to support any schedules provided in this Section 22.0, Iridium must notify Motorola by March 23, 1998 that Iridium accepts the terms of this Section 22.0.

         The work specified by this proposal for the installation and configuration of the encryption devices is anticipated to start * and be completed by *. This section 22.0 will only cover the installation of equipment at the MCF, BCF, GTAC and the Iridium Gateways. Installation at any other locations not covered by the above will be the responsibility of Iridium or its partners.

         *

22.3             ENCRYPTION EQUIPMENT PROCUREMENT AND DELIVERY

         Iridium will procure, ship and clear for export all data encryption equipment to each location requiring encryption. Iridium will send to Motorola at the MCF the Equipment Manufacturing Certificate for each encryption device so that encryption keys can be maintained at the MCF for the * encryption service.

         Motorola will procure the * software for * from * and a Work Station to run the software for network key management control for the encryption devices at the MCF and a back up system at the BCF. Motorola will procure maintenance contracts for the * software annually from * and assure that the latest version available is in operation.





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


22.4             DESIGN AND DEVELOPMENT FOR * ENCRYPTION

22.4.1   DESIGN AND DEVELOPMENT

         Motorola will design the Gateway Equipment hardware required to add frame relay encryption services to the *. Motorola will modify the current GIE configuration to allow for the installation of one * data encryption unit and up to two additional serial encryption devices for GBS locations not connected to the *. Motorola shall design and develop the mechanical hardware to support this installation in the GIE. Provision will be made for LAN connections for access to and control of the encryption devices. The effort under this Section 22.0 shall include the design and development of connectivity architecture and interface requirements.

22.4.2   DOCUMENTATION MODIFICATION

         Motorola will modify the Gateway Design Package delivered to Iridium pursuant to Subsection 4.3.B - Milestone 10 of the TNDC to include the Encryption Hardware changes designed and developed under this Section 22.0.

22.4.3   TASK DESCRIPTION

         Motorola will provide mounting brackets for one * encryption unit and up to two additional serial encryption devices for the existing GIE racks at each Gateway. Encryption devices will be procured by Iridium. The mounting will be consistent with the existing GIE devices and therefore consistent with survival of * testing. The GIE has successfully passed *. Strict application of the Bellcore test procedures would require that a fully populated GIE, including encryption equipment (or at least a GIE rack with installed encryption equipment and dummy loads for the other equipment) be tested for seismic survival. Motorola is well capable of conducting this test. To reduce costs, however, the parties agree to the compliance plan described in the following subsection.

22.4.4           * PROOF OF PERFORMANCE

         *

         Motorola mechanical engineers will select the mounting position of the encryption units and design the mounting devices. These parts will be added to the structural model and analysis will predict whether *. No additional testing of the full rack will be performed.





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


         * test will be estimated using the model, the known location of the encryption units in the rack, and the accelerometer tests from the previous testing. Actual encryption units, one of each type, will be tested, using these calculated loads as the test waveform input. The test approach is to assemble test equipment with an actual encryption unit, test to make sure encryption is functional, apply the *. In the event the encryption equipment does not pass the test, Motorola will recommend a course of action to Iridium, but any such action will be at additional expense to Iridium.

         If the analysis shows the GIE would fail testing, the encryption equipment will be mounted in a separate rack. This rack, with the encryption units installed, will be tested to the *. The cost of this rack will be the responsibility of Iridium.

22.5             ENCRYPTION EQUIPMENT INSTALLATION

22.5.1   PHYSICAL AND LOGICAL LOCATION

         *. Required installation hardware and instructions for installation will be designed by Motorola and made available to each Gateway location prior to installation.

         Physical installation of the encryption equipment into the GIE rack shall be coordinated and supported by Iridium at each location.

22.5.2   ENCRYPTION EQUIPMENT INSTALLATION LOCATIONS

         Motorola will perform any reconfiguration of the GIE rack as required, install the encryption equipment at each location and perform the initial set up of the encryption device. *

         Locations within the continental US where Motorola will perform such work are the MCF in Virginia, and the Gateway and GTAC in Arizona.

22.6             INSTALLATION SCHEDULE

         Motorola will begin installation at each location, as specified in
         Section 22.5, and in accordance with Section 22.2, which shall be accomplished at the time of * installation at the corresponding location. Iridium will notify Motorola in writing when the encryption equipment is available at each location and ready for installation and configuration.





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22.7             PROBLEM RESOLUTION DURING INSTALLATION

         Motorola will use commercially reasonable efforts to resolve all problems found during the installation at each location that Motorola installs and ensure the integrity of that * encrypted circuit. *

22.8             NETWORK TESTING FOLLOWING INSTALLATION

         Motorola will test the circuit end to end at locations installed by Motorola by sending and receiving representative data files at both ends of the circuit to assure connectivity and proper operation of the encrypted circuit.

         This testing may occur during the performance of other activities at the Gateways, so this testing will have to be coordinated on a non-interrupting basis with these other activities.

22.9             KEY MANAGEMENT AND OPERATION

         Key Management shall be provided by Motorola at the MCF with back up at the BCF. Motorola will use commercially reasonable efforts to maintain the encryption keys for all locations connected to the network and change the keys per the scheduled interval. Motorola shall not be liable for any damages, costs or losses relating to key management and operation.

         Motorola will provide an engineer at the MCF for maintenance and support of the encrypted * Network. Iridium will bear the costs needed to support this engineer.

22.10            MAINTENANCE

         Maintenance of the encryption equipment after installation, other than Network Key Management, will be the responsibility of Iridium. Motorola will provide reasonable assistance to Iridium from the MCF in identifying when an encryption device is defective at a location. Iridium may work with the equipment supplier for repair and/or replacement of defective equipment.

         Iridium is responsible for all export licenses associated with moving
         * encryption equipment to and from foreign locations for repair.





--------------------------------------------------------------------------------
*        Information has been omitted and filed separately with the Commission
         pursuant to Rule 406 of the Securities Act of 1933.                 45

22.11            MILESTONES

         The work under this Section 22.0 shall be performed, and Iridium shall pay for such work, in accordance with the following Milestone:

 Milestone                                           Schedule                       Total
  Number           Milestone Description             Completion Date               Amount
  ------           ---------------------             ---------------               ------
     22-1       Modified Gateway Design              *                            *

                (Previously M-1)

     22-2       Completed * Encrypted Network of     *                            *
                Motorola Installed Equipment

                (Previously M-2)
     22-3       Annual Service Fee                   *                            *

                (Previously M-3)

     22-4       Annual Service Fee                   *                            *

                (Previously M-4)

     22-5       Annual Service Fee                   *                            *

                (Previously M-5)

     22-6       Annual Service Fee                   *                            *

                (Previously M-6)
     22-7       Annual Service Fee                   *                            *

                (Previously M-7)

     22-8       Optional Extension of Service Fee    *                            *

                (Previously M-8)





--------------------------------------------------------------------------------
*        Information has been omitted and filed separately with the Commission
         pursuant to Rule 406 of the Securities Act of 1933.                 46

     22-9       Optional Extension of Service Fee    *                            *

                (Previously M-9)

22.12            SERVICE REQUIREMENTS, ASSUMPTIONS AND CONDITIONS PRECEDENT

                 The following items are assumptions underlying the * Encryption features and conditions precedent to the availability and operation of such features and Motorola's performance under this Section 22.0

                 1) It is the responsibility of the GW and GBS Operators to develop their own methods and operational procedures according to their needs and capabilities.

                 2) Iridium will make provisions for Motorola to have electronic access to all encryption equipment at the MCF for Encryption Key Management.

                 3) Iridium will provision the installation of encryption equipment that Iridium installs so that a LAN connection is provided to the encryption equipment.

                 4) Iridium will provide access for Motorola personnel to all Gateways for installations of the * encryption equipment.

22.13            LIMITATIONS AND PERFORMANCE EXCLUSIONS

                 The following items are not included in Motorola's performance under this Section 22.0.

                 1) Installation of encryption equipment at any GBS location.

                 2) Installation of encryption devices at any Customer Care Center, Cellular Clearing House, or the Iridium Data Center.

                 3) Any overhead cost caused by adding encryption that causes a reduction in circuit capacity to the * is the responsibility of Iridium to recover.





--------------------------------------------------------------------------------
*        Information has been omitted and filed separately with the Commission
         pursuant to Rule 406 of the Securities Act of 1933.                 47